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Exhibit 5.1

May 4, 2026

Odyssey Therapeutics, Inc.

51 Sleeper Street, Suite 800

Boston, Massachusetts 02210

Ladies & Gentlemen:

We have acted as counsel to Odyssey Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933 (the “Act”) of up to 15,226,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), including Shares purchasable by the underwriters upon their exercise of an option granted to the underwriters by the Company, pursuant to the registration statement on Form S-1 (File No. 333-295141) initially filed with the Securities and Exchange Commission on April 17, 2026 (such registration statement, as amended to the date hereof, is herein referred to as the “Registration Statement”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement has become effective under the Act, the Shares, when duly issued and sold as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

We are members of the bar of New York. We do not express any opinion herein on any laws other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Covington & Burling LLP